EXHIBIT A:
                    STOCK EXCHANGE AGREEMENT

     THIS STOCK EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement"), is entered into as of February 28, 1995 between and among:

     PATHFINDER CORPORATION, a Nevada Corporation ("Pathfinder")

     PEGASUS VENTURES, INC., a Texas Corporation ("Pegasus")

     ZEARL T. YOUNG, INC., a New Mexico Corporation ("ZTY")

     Pegasus and ZTY being collectively referred to herein as the "Exchange Group".

Based on the following:

                            PREMISES

     This Agreement provides for the exchange of the shares of common stock of ZTY (no par value) and Pathfinder Corporation which represents 100% of the issued and outstanding shares of common stock of ZTY (the "ZTY Control Shares") in exchange for eleven million five hundred thousand (11,500,000) shares of common stock of Pathfinder (par value: $.01) (the "Pathfinder Stock") representing approximately 80.1 % of the Common Stock of Pathfinder to be issued and outstanding immediately after consummation of the transactions contemplated hereby, plus certain options and other benefits, all as hereinafter described. It is the parties' intent that the Exchange will qualify for treatment as a tax-free exchange under the Internal Revenue Code of 1986, as amended, and the parties will undertake all actions necessary both before and after the consummation of the Exchange to effect such treatment.

                           AGREEMENT

         NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

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                           ARTICLE I

         REPRESENTATIONS, COVENANTS, AND WARRANTIES OF
                           PATHFINDER

     Pathfinder represents and warrants as follows:

     Section 1.01 ORGANIZATION. Pathfinder is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed tinder all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Pathfinder Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of Pathfinder as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Pathfinder's articles of incorporation or bylaws. Pathfinder has taken all action required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement. Pathfinder has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, bylaws and otherwise to consummate the transactions herein contemplated.

     Section 1.02 CAPITALIZATION. The authorized capitalization of Pathfinder consists of 50,000,000 shares of common stock, $.01 par value, of which 2,852,151 shares are currently issued and outstanding, and 5,000,000 shares of preferred stock, none of which are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and nonassessable and not issued in violation of the pre-emptive or other rights of any person.

     Section 1.03 SUBSIDIARIES AND PREDECESSOR CORPORATIONS. Pathfinder does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

     Section 1.04 FINANCIAL STATEMENTS.

     (a) Included in the Pathfinder Schedules are the audited balance sheets of Pathfinder as of 12/31/94, and the related statements of operations, changes in financial positions, and stockholders' equity for the three years then ended together with the notes to such statements and the unqualified opinions of Duane Midgley, Certified Public Accountant, with respect thereto.

Stock Exchange Agreement - Page 2

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     (b)  All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Pathfinder balance sheets present fairly as of their respective dates the financial condition of Pathfinder. Pathfinder did not have, as of the date of any such Pathfinder balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance or the notes the eto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Pathfinder, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity, and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles.

     (c) Except as set forth in the Pathfinder Schedules, Pathfinder has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable.

     (d) Except as set forth in the Pathfinder Schedules, Pathfinder has filed all federal, state and other tax returns and reports required to be filed for all periods on or before the due dates thereof (as extended by any valid extensions of time) and has paid all taxes shown to be due by such returns. Such returns reflect all taxes due and payable with respect to the periods covered thereby and there are no liabilities, claims, interest or penalties pending, assessed, asserted or threatened against Pathfinder in connection with any such taxes and any basis therefor. The reserves for taxes (federal, state and local) reflected in the balance sheet is adequate to cover any and all taxes, including deferred taxes, and any interest and penalties in connection therewith that may be assessed with respect to the properties, business and operations of Pathfinder up to the date of the balance sheet, and all prior periods. The federal income tax, state income tax and state franchise tax returns of Pathfinder have not been audited during the past five years. Pathfinder has not given nor been requested to give waivers of any statutes of limitations relating to the payment of taxes for any taxable period. Furthermore, no facts exist which would constitute grounds for assessment of any further tax liability.

     (e) The books and records, financial and others, of Pathfinder are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

     (f) Except as and to the extent disclosed in the most recent Pathfinder balance sheet, Pathfinder has no material contingent liabilities, direct or indirect, matured or unmatured.

    Stock Exchange Agreement - Page 3

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     Section 1.05 INFORMATION. The information concerning Pathfinder set forth in this Agreement and in the Pathfinder Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 1.06 OPTIONS OR WARRANTS. There are no existing options, warrants, calls, reservations or commitments of any character relating to the authorized, but unissued Pathfinder common stock, except options, warrants, calls, or commitments, if any, to which Pathfinder is not a party and by which it is not bound.

     Section 1.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in this Agreement or the Pathfinder Schedules, since the date of the Pathfinder balance sheet;

     (a) there has not been nor is there reasonably predictable (i) any material adverse change in the business, operations, properties, assets, or condition of Pathfinder; nor (ii) any damage, destruction, or loss to Pathfinder (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Pathfinder;

     (b) Pathfinder has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Pathfinder; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $ 10,000; of (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

     (c) Pathfinder has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;
(iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Pathfinder balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business

Stock Exchange Agreement - Page 4

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which, in the aggregate have a value of less than $50,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $50,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering to business of Pathfinder; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

     (d) to the best knowledge of Pathfinder, it is not subject to any law or regulation which materially and adversely affects the business, operations, properties, assets, or condition of Pathfinder.

     Section 1.08 TITLE AND RELATED MATTERS. Pathfinder has good marketable title to all of its assets which are reflected in the Pathfinder balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, claims, pledges, charges, taxes or encumbrances of any kind except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Pathfinder Schedules. Pathfinder owns, free and clear of any liens, claims, pledges, charges or encumbrances of any kind, or other restrictions or limitations of any nature whatsoever, any and all patents, procedures, software techniques, business plans, methods of management, or other information utilized in connection with Pathfinder's business. To the best knowledge of Pathfinder, the products it has previously manufactured and/or marketed and its plans of business do not infringe on the patents, copyrights, trade secrets, or other proprietary rights of any third person.

     Section 1.09 LITIGATION AND PROCEEDINGS. Except as set forth in the Pathfinder Schedules, there are no actions, suits, or proceedings pending or, to the knowledge of Pathfinder threatened by or against Pathfinder, or affecting Pathfinder or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Pathfinder does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     Section 1.10  CONTRACTS.

     (a) Except as disclosed in the Pathfinder Schedules, there are no contracts, agreements, franchises, license agreements, and other commitments to which Pathfinder is a party or by which its properties are bound, which are material to the operations of Pathfinder taken as whole;

    Stock Exchange Agreement - Page 5
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     (b)   Pathfinder is not a party to or bound by, and the properties of
Pathfinder are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects the business, operations, properties, assets, or condition of Pathfinder; and

     (c) Except as disclosed in the Pathfinder Schedules, Pathfinder is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation other than one on which Pathfinder is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate do not exceed $50,000; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $50,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Pathfinder; or (viii) contract, agreement, or other commitment involving payments by it of more than $25,000 in the aggregate.

     (d) Except as disclosed in the Pathfinder Schedules, Pathfinder has no debts, obligations, contracts (written or oral) commitments, liabilities or agreements to perform or not perform any act of any type of nature whatsoever.

     Section 1.11 MATERIAL CONTRACT DEFAULTS. Pathfinder is not in default under the terms of any outstanding contract, agreement, lease, or other commitment and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any respect under any such contract, agreement, lease, or other commitment in respect of which Pathfinder has not taken adequate steps to prevent such a default from occurring.

     Section 1.12 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any indenture, mortgage, deed of trust, statement of fact, or the restrictions or covenants set forth in the registration statements filed with Securities' and Exchange Commission, or other contract, agreement, or instrument to which Pathfinder is a party or to which any of its properties or operations are subject.

     Section 1.13 GOVERNMENTAL AUTHORIZATIONS. Except as set forth in the Pathfinder Schedules, no licenses, franchises, permits, or other governmental authorizations are legally required to enable Pathfinder to conduct its business in all respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as

Stock Exchange Agreement - Page 6
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hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Pathfinder of this Agreement and the consummation by Pathfinder of the transactions contemplated hereby.

     Section 1.14 COMPLIANCE WITH LAWS AND REGULATIONS. Pathfinder has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not affect the business, operations, properties, assets, & condition of Pathfinder or except to the extent that noncompliance would not result in the incurrence of any liability for Pathfinder.

     Section 1.15 INSURANCE. All of the insurable properties of Pathfinder are insured for Pathfinder's benefit in the full amount of their replacement value against risks customarily insured against by persons owning and/or operating similar properties in the localities where such properties are located and under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date, as hereinafter defined.

     Section 1.16 APPROVAL OF AGREEMENT. The board of directors of Pathfinder has authorized the execution and delivery of this Agreement by Pathfinder, has approved the transactions contemplated hereby, and approved the submission of this Agreement and the transactions contemplated hereby to the shareholders of Pathfinder for their approval with the recommendation that the reorganization be accepted.

     Section 1.17 MATERIAL TRANSACTIONS OR AFFILIATIONS. Set forth in the Pathfinder Schedules is a description of every contract, agreement, or arrangement between Pathfinder and any predecessor and any person or entity who was at the time of such contract, agreement, or arrangement was an officer, director, or person owning of record, or known by Pathfinder to own beneficially, 10% or more of the issued and outstanding common stock of Pathfinder and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services, or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to Pathfinder than terms available from otherwise unrelated parties in arm's length transactions. Except as disclosed in the Pathfinder Schedules or otherwise disclosed herein, no officer, director, or 10% shareholder of Pathfinder has, or has had since inception of Pathfinder, any interest, direct or indirect, in any material transaction with Pathfinder. There are no commitments by Pathfinder, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

     Section 1.18 Labor Relations. Pathfinder has never had a work stoppage resulting from labor problems. To the best knowledge of Pathfinder, no union or other collective bargaining organization is organizing or attempting to organize any employee of Pathfinder.

Stock Exchange Agreement - Page 7
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     Section 1.19 PREVIOUS SALES OF SECURITIES. Since inception, Pathfinder has sold shares of its restricted common stock to investors in reliance upon applicable exemptions from the registration requirements tinder federal and state securities laws. All such sales were made to a limited number of investors in reliance on and in conformity with the exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"), and in reliance on and in conformity with exemptions from registration in all states where offers and/or sales occurred. Pathfinder represents that all such sales were made in compliance with such federal and state exemptions from registration and that the purchasers of such shares are not entitled to any rights of rescission or other rights with respect to their purchases of such securities.

     Section 1.20 SCHEDULES. Pathfinder has delivered to the Exchange Group the following schedules, which are collectively referred to as the "Pathfinder Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of as complete, true, and correct, and all incorporated into this Agreement by reference.

     (a) a schedule containing complete and correct copies of the certificate of incorporation, bylaws, and all minutes of shareholders' and directors' meetings of Pathfinder as of the date of this Agreement;

     (b) a schedule including the financial statements of Pathfinder identified in paragraph 1.04(a);

     (c) a schedule containing a list indicating the name and address of each shareholder of Pathfinder, together with the number of shares owned by him or her;

     (d) copies of all licenses, permits, and other governmental authorizations, requests, or applications therefor pursuant to which Pathfinder carries on or proposes to carry on its business;

     (e) a schedule containing a list of every debt, mortgage, security interest, pledge, lien, encumbrance, or claim of any nature whatsoever in excess of $25,000;

     (f) a list of all executive' employees of Pathfinder, including current compensation, with notation as to job description and whether or not such employee is subject to a written contract;

     (g) a schedule containing a description of all assets owned by Pathfinder, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such assets;

Stock Exchange Agreement - Page 8
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     (h)   a schedule containing true and correct copies of all contracts, leases, agreements, or other instruments to which Pathfinder is a party or by which it or its properties are bound, specifically including all contracts, agreements, or arrangements referred to in section 1.17 and the documents evidencing the line of credit referred to in section 4.03;

     (i) a schedule listing the accounts receivable and notes and other obligations receivable of Pathfinder as of the date of the balance sheet, and those that arose thereafter other than in the ordinary course of business, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments which are in the aggregate material and due to or claimed by such creditor;

     (j) a schedule showing the name, account number and location of each bank or other institution with which Pathfinder has an account or safety deposit box and the names of all persons authorized to draw thereon or having access thereto;

     (k) a schedule listing the insurance policies of Pathfinder referred to in section 1. 15 along with copies of the policies;

     (1) a schedule listing the accounts payable and notes and other obligations payable of Pathfinder as of the date of the balance sheet, and those that arose thereafter other than in the ordinary course of the business of Pathfinder, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set-offs, reimbursements, discounts, or other adjustments, which in the aggregate are material, due or payable to Pathfinder respecting such obligations;

     (m) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Pathfinder since the most recent Pathfinder balance sheet required to be provided pursuant to section 1.07 hereof, and

     (n) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Pathfinder Schedules by sections 1.01 through 1.19.

     Pathfinder shall cause the Schedules and the instruments and data delivered to THE EXCHANGE GROUP hereunder to be updated after the date hereof up to and including the Closing Date.

    Stock Exchange Agreement - Page 9
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                           ARTICLE II

           REPRESENTATIONS, COVENANTS, AND WARRANTIES
                       OF PEGASUS AND ZTY

     Pegasus and ZTY represents and warrants as follows:

     Section 2.01 ORGANIZATION. ZTY is a corporation duly organized, validly existing, and in good standing under the laws of the state of New Mexico and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the ZTY Schedule (hereinafter defined) are complete and correct copies of the certificate of incorporation and bylaws of ZTY as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of ZTY's articles of incorporation of bylaws. Pegasus ZTY have taken all action required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement. Pegasus and ZTY have full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

     Section 2.02 CAPITALIZATION. ZTY's authorized capitalization consists of 5,000 shares of common stock, (no par value), 1,000,000 shares of Series A Preferred Stock (no par value) and 300,000 shares of Series B Preferred Stock ($5.00 par value). As of the date hereof, there are 2,000 shares of common stock, 1,000,000 shares of Series A Preferred Stock and 227,171 shares of Series B Preferred Stock issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and nonassessable.

     Section 2.03 SUBSIDIARIES. Young's Rent to Own, Inc. is a wholly owned subsidiary of ZTY. ZTY does not have any other subsidiaries and does not own, beneficially or of record, shares of any other corporation.

     Section 2.04 FINANCIAL STATEMENTS.

     (a) Included in the ZTY Schedules are the audited balance sheets of ZTY as of December 31,1993, and the related statements of operations, changes in financial position, and stockholders' equity for the three years then ended together with the notes to such statements and the opinions of Johnson, Miller
& Co., certified public accountants, with respect thereto.

Stock Exchange Agreement - Page 10
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     (b)   All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The ZTY balance sheets present fairly, as of their respective dates the financial condition of ZTY. ZTY did not have, as of the date of any such ZTY balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of 7TY, in accordance with the generally accepted accounting principles. The statements of operations, stockholders' equity, and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles.

     (c) Except as set forth in the ZTY Schedules, ZTY has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable.

     (d) ZTY has filed all federal, state and other tax returns and reports required to be filed for all periods except for 1993 on or before the due dates thereof (as extended by any valid extensions of time) and has paid all taxes shown to be due by such returns. Such returns reflect all taxes due and payable with respect to the periods covered thereby and there are no liabilities, claims, interest or penalties pending, assessed, asserted or threatened against ZTY in connection with any such taxes and any basis therefor. The reserves for taxes (federal, state and local) reflected in the balance sheet is adequate to cover any and all taxes, including deferred taxes, and any interest and penalties in connection therewith that may be assessed with respect to the properties, business and operations of ZTY up to the date of the balance sheet, and all prior periods. The federal income tax, state income tax and state franchise tax returns of ZTY have not been audited during the past five years. ZTY has not given nor been requested to give waivers of any statutes of limitations relating to the payment of taxes for any taxable period. Furthermore, no facts exist which would constitute grounds for assessment of any further tax liability.

     (e) The books and records, financial and others, of ZTY are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

     (f) Except as and to the extent disclosed in the most recent ZTY balance sheet, ZTY has no material contingent liabilities, direct or indirect, matured or unmatured.

     (g) Included in the ZTY Schedules are its unaudited financial statements as of November 30, 1994. Such statements have been prepared in accordance with generally accepted accounting practices on a consistent basis, contain all normal recurring accruals and fairly present its financial condition as of their date and the results of its operations

Stock Exchange Agreement - Page 11
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for the eleven months then ended, subject only to customary fiscal year-end adjustments, which are not expected (individually or in the aggregate) to be material to the financial condition of its business.

     Section 2.05 INFORMATION. The information concerning ZTY set forth in this Agreement and in the ZTY Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 2.06 OPTIONS OR WARRANTS. Except as disclosed in the ZTY Schedules, there are no existing options, warrants, calls, or commitments of any character relating to the authorized, but unissued stock of ZTY, except as set forth in the ZTY balance sheet and the notes thereto and the ZTY Schedules.

     Section 2.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as described herein or in the ZTY Schedules, since the date of the ZTY balance sheet;

     (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of ZTY or its subsidiaries (whether or not covered by insurance) materially and adversely affecting the business operations, properties, assets, or condition of ZTY;

     (b) ZTY has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of ZTY; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transaction; (vi) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or
(vii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

     (c) ZTY has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;
(iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent ZTY balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $50,000), or canceled, or agreed to

Stock Exchange Agreement - Page 12
cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $50,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering to business of ZTY; or
(vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

     (d) to the best knowledge of ZTY, it is not subject to any law or regulation which materially and adversely affects the business, operations, properties, assets, or condition of ZTY.

     Section 2.08 TITLE AND RELATED MATTERS. ZTY has good marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the ZTY balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, claims, pledges, charges, taxes or encumbrances of any kind except
(a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the ZTY Schedules. ZTY owns, free and clear of any liens, claims, pledges, charges or encumbrances of any kind, or other restrictions or limitations of any nature whatsoever, any and all patents, procedures, software techniques, business plans, methods of management, or other information utilized in connection with ZTY's business. To the best knowledge of ZTY, the products it has previously manufactured and/or marketed and its plans of business do not infringe on the patents, copyrights, trade secrets, or other proprietary rights of any third person.

     Section 2.09 LITIGATION AND PROCEEDINGS. Except as set forth in the ZTY Balance Sheet, the notes thereto and the ZTY Schedules, there are no actions, suits, or proceedings pending or, to the knowledge of ZTY threatened by or against ZTY, or affecting ZTY or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. ZTY does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator,or governmental agency or instrumentality.

     Section 2.10 CONTRACTS.

     (a) There are no material contracts, agreements, franchises, license agreements, and other commitments to which ZTY is a party or by which it or any of its properties are bound;

    Stock Exchange Agreement - Page 13

     (b) ZTY is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, or award which materially and adversely affects the business, operations, properties, assets, or condition of ZTY; and

     (c) ZTY is not a party to any material oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation other than one on which ZTY is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate do not exceed $50,000; (v) consulting or other similar contract;
(vi) collective bargaining agreement; (vii) agreement with any present of former officer or director of ZTY; or (viii) contract, agreement, or other commitment involving payments by it of more than $25,000 in the aggregate.

     Section 2.11 MATERIAL CONTRACT DEFAULTS. ZTY is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment that is material to the business, operations, properties, assets, or condition of ZTY, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which ZTY has not taken adequate steps to prevent such a default from occurring.

     Section 2.12 NO CONFLICT WITH OTHER INSTRUMENTS. Except as disclosed in the ZTY Schedules, the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, or deed of trust or the restrictions or covenants set forth in the registration statements filed with the Securities and Exchange Commission, or other material agreement or instrument to which ZTY is a party or to which any of its assets or operations are subject.

     Section 2.13 GOVERNMENTAL AUTHORIZATIONS. ZTY has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by ZTY of this Agreement and the consummation by ZTY of the transactions contemplated hereby.

     Section 2.14 COMPLIANCE WITH LAWS AND REGULATIONS. ZTY has conducted its operations in compliance with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would

Stock Exchange Agreement - Page 14
not materially and adversely affect (lie bitsiness, operations, properties, assets, or condition of ZTY or except to the extent that noncompliance would not result in the incurrence of any material liability to ZTY.

     Section 2.15 INSURANCE. All of the insurable properties of ZTY are insured for ZTY's benefit in the full amount of their replacement value against risks customarily insured against by persons owning and/or operating similar properties in the localities where such properties are located and under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date, as hereinafter defined.

     Section 2.16 APPROVAL OF AGREEMENT. The board of directors or ZTY has authorized the execution and delivery of this Agreement by ZTY and has approved this Agreement and the transactions hereby.

     Section 2.17 MATERIAL TRANSACTIONS OR AFFILIATIONS. Except as disclosed herein and in the ZTY Schedules, there exists no material contract, agreement, or arrangement between ZTY and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by ZTY to own beneficially, 10% or more of the issued and outstanding common stock of ZTY and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, or 10% shareholder of ZTY has, or has had during the last preceding full fiscal year, any known interest in any material transaction with ZTY which was material to the business of ZTY. ZTY has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated person.

     Section 2.18 SCHEDULES. ZTY has delivered to Pathfinder the following schedules, which are collectively referred to as (the "Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of as complete, true, and correct.

     (a) a schedule containing complete and correct copies of the certificate of incorporation, bylaws, and all minutes of shareholders; and directors' meetings of ZTY as of the date of this Agreement;

     (b) a schedule including the financial statements of ZTY identified in paragraph 2.04(a);

     (c) a schedule containing a list indicating the name and address of each shareholder of ZTY, together with the number of shares owned by him or her;

Stock Exchange Agreement - Page 15

     (m) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of ZTY since the most recent ZTY balance sheet required to be provided pursuant to section 2.07 hereof; and

     (n) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the ZTY Schedules by sections 2.01 through 2.19.

     Pegasus shall cause the ZTY Schedules and instruments delivered hereunder to be updated after the date hereof tip to and including the Closing Date.

     Section 2.19 LABOR RELATIONS. ZTY has never had a work stoppage resulting from labor problems.

     Section 2.20 TITLE TO ZTY CONTROLLING SHARES. Pegasus has good and marketable title to the respective ZTY Control Shares owned by it. Pegasus will deliver good title to Pathfinder on the date of closing of this Agreement subject to existing liens and encumbrances.

                          ARTICLE III

              EXCHANGE OF ZTY AND PATHFINDER STOCK

     Section 3.01 EXCHANGE WITH ZTY STOCK BY PEGASUS. At the closing of this Agreement Pegasus will transfer to Pathfinder all of its ZTY Control Shares in exchange for 11,500,000 share of Pathfinder Common Stock and Preferred Class A Stock, all to be issued by Pathfinder, at closing.

     Section 3.02 CLOSING. The closing ("Closing") of the exchange with the Pegasus shall be on a date and at such time as the parties may agree ("Closing Date"), but not later than 30 days from the date of this Agreement. Such Closing shall take place at a mutually agreeable time and place.

     Section 3.03 CLOSING EVENTS. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

Stock Exchange Agreement - Page 17

    Section 3.04 TERMINATION.

     (a) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Pegasus if (i) Pathfinder shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or (ii) if any of the representations or warranties of Pathfinder contained herein shall be inaccurate in any material respect, or if (iii) there shall have been any change after the dates of the latest balance sheets of Pathfinder in the assets, properties, business, or financial condition of Pathfinder which could have a materially adverse effect on the value of the business of Pathfinder, except any changes initially disclosed in the Pathfinder Schedules. If this Agreement is terminated pursuant to this paragraph (b) of section 3.04, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

     (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Pathfinder if (i) Pegasus shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or (ii) if any of the representations or warranties of Pegasus contained herein shall be inaccurate in any material respect; or if
(iii) there shall have been any change after the dates of the latest balance sheets of ZTY in the assets, properties, business, or financial condition of ZTY which could have a materially adverse effect on the value of the business of ZTY, except any changes initially disclosed in the ZTY Schedules. If this Agreement is terminated pursuant to this paragraph (b) of section 3.04, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

     In the event of termination pursuant to this paragraph (a) of section 3.04, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it or him in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

                           ARTICLE IV

                       SPECIAL COVENANTS

     Section 4.01 ACCESS TO PROPERTIES AND RECORDS. Pathfinder will afford to the officers and authorized representatives of (lie others full access to their respective properties, books, and records in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the others, and each will furnish the others with such additional financial and operating data and other information as to their respective businesses and properties as the others shall from time to time reasonably request.

Stock Exchange Agreement - Page 18

     Section 4.02 INFORMATION FOR REPORT ON FORM 8-K. Pathfinder represents that following consummation of the exchange with the Pegasus Group, it will cause to be prepared and timely filed a current report on form 8-K pursuant to the Securities Exchange Act of 1,034, as amended (the "Exchange Act"), to report the consummation of this Agreement. Such current report shall contain all information of Pathfinder, financial and otherwise, rquired to be included therein, and The Exchange Group represent to Pathfinder, that such information, including the financial statements described in section 2.04, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.

     Section 4.03 SPECIAL COVENANTS AND REPRESENTATIONS REGARDING THE
EXCHANGED STOCK. The consummation of the exchanges between Pathfinder, Pegasus and ZTY constitutes the offer and sale of securities tinder the Securities Act of 1933, as amended as well as applicable state statutes. Such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, INTER ALIA, upon the circumstances tinder which Pegasus acquires Pathfinder securities.

     Section 4.04 THIRD PARTY CONSENTS. Pathfinder and the Exchange Group agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     Section 4.05 ACTIONS PRIOR TO CLOSING.

     (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Pathfinder, ZTY or Pegasus Schedules, or as permitted or contemplated by this Agrement, Pathfinder, ZTY and Pegasus respectively, will each:

          (i) carry on its business in substantially the same manner as it has heretofore;

          (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

          (iii) maintain in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it;

          (iv) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

          (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

Stock Exchange Agreement - Page 19

          (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and order imposed by federal or state governmental authorities.

     (b) From and after the date of this Agreement until the Closing Date, neither Pathfinder, nor any of the Exchange Group, on the other, will:

           (i)   make any change in articles of incorporation or bylaws;

           (ii) take any action described in section 1.07 in the case of Pathfinder, or in section 2.07, in the case of ZTY (all except as permitted therein or as disclosed in the applicable party's Schedules);

           (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's Schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

           (iv) in the case of Pegasus, transfer, sell, pledge or encumbet any of their ZTY Shares except as referred to in the ZTY Schedules.

                           ARTICLE V

       CONDITIONS PRECEDENT TO OBLIGATIONS OF PATHFINDER

         The obligations of Pathfinder under this Agreement are subject to the satisfaction, at or before the Closing Date. of the following conditions:

     Section 5.01 ACCURACY OF REPRESENTATIONS OF THE EXCHANGE GROUP. The representations and warranties made by Pegasus and ZTY in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and the Exchange Group shall have performed or complied with by them prior to or at the Closing. Pathfinder shall be furnished with a certificate, signed by duly authorized officers of ZTY and Pegasus and dated the Closing Date, to the foregoing effect.

     Section 5.02 OFFICER'S CERTIFICATE. Pathfinder shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of ZTY and attested by Pegasus to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of any of them, is threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

Stock Exchange Agreement - Page 20

     Section 5.03 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any amterial adverse change in the financial condition, business, or operations of ZTY, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of ZTY.

     Section 5.04 GOOD STANDING. Pathfinder shall have received oral confirmation, and within 30 days after Closing shall receive a certificate of good standing, frorn the appropriate Secretaries of State'or other appropriate office to the effect that ZTY is in good standing as a corporation in the respective states and have filed all tax returns required to have been filed by them to date and have paid all taxes reported as due thereon.

     Section 5.05 OTHER ITEMS. The Exchange Group shall have taken or performed any and all actions to be taken by it pursuant to the provisions of Article Vlll herein, and Pathfinder shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as it may reasonably request.

                           ARTICLE VI

             CONDITIONS PRECEDENT TO OBLIGATIONS OF
                       THE EXCHANGE GROUP

     The obligations of the Exchange Group under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 6.01 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Pathfinder in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Pathfinder shall have performed and complied wifli all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. The Exchange Group shall have been furnished with a certificate, signed by a duly authorized executive officer of Pathfinder and dated the Closing Date, to the foregoing effect.

     Section 6.02 OFFICER'S CERTIFICATE. The Exchange Group shall been furnished with a certificate dated (lie Closing Date and signed by a duly authorized executive officer of Pathfinder to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Pathfinder, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

Stock Exchange Agreement - Page 21

     Section 6.03 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Pathfinder, taken as a whole.

     Section 6.04 GOOD STANDING. The Exchange Group shall have received oral confirmation and within 30 days after Closing shall receive a certificate of good standing, from the Nevada Secretary of State or other appropriate ofice to the effect that Pathfinder is in good standing as a corporation in the state of Nevada.

                          ARTICLE VII

                         MISCELLANEOUS

     Section 7.01 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Texas. The state and federal courts of the state of Texas shall have exclusive jurisdiction in any litigation arising under or relating to this Agreement or the transactions contemplated hereby.

     Section 7.02 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently givn if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

     If to Pathfinder, to:    Pathfinder Corporation
                              1400 Fifth Avenue, Suite 200
                              San Diego, CA 92101
                              Attention: Allen Stout

     If to Pegasus, to:       Pegasus Ventures, Inc.
                              1600 Pacific Avenue, Suite 3100
                              Dallas, Texas 75201
                              Attention: Robert W. Schleizer

     With copies to:         Creel & Atwood, P.C.
                             1525 Elm Street, Suite 3100
                             Dallas, Texas 75201
                             Attention: L.E. Creel, III

or other such addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so deliver, mailed, or telegraphed.

Stock Exchange Agreement - Page 22

     Section 7.04 ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 7.05 CONFIDENTIALITY. Each party hereto agrees with the other parties that, unless and until the merger contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director, or employee, or from any books or records from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except
(i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     Section 7.06 SCHEDULES: KNOWLEDGE. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement. Whenever any negative representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

     Section 7.07 THIRD PARTY BENEFICIARIES. This contract is solely between Pathfinder, ZTY and Pegasus and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 7.08 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     Section 7.09 SURVIVAL: TERMINATION. The representations, warranties, and covenants of the respective parties shall survive the Closing Date of the merger and the consummation of the transactions herein contemplated.

     Section 7.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Stock Exchange Agreement - Page 23

     Section 7.11 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     This Agreement is subject to approval by the shareholders in accordance with the Company's Articles of Incorporation and by its bylaws and in accordance with the laws of the State of Nevada.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed personally or by their respective officers, hereunto duly authorized, as of the date first above written.


                                               PATHFINDER CORPORATION
ATTEST:


/s/ Allen C. Stout                             By  /s/ James M. Richards
-------------------                                ----------------------
Secretary or Assistant Secretary                   President

                                               PEGASUS VENTURES, INC.
ATTEST:


/s/ John R. Boudreau                           By /s/ Robert W. Schleizer
--------------------                              -----------------------
Secretary or Assistant Secretary                  Robert W. Schleizer, President


                                               ZEARL T. YOUNG, INCORPORATED
ATTEST:

                                               By /s/ Robert W. Schleizer
---------------------                             ---------------------
Secretary or Assistant Secretary                  Robert W. Schleizer, President

Stock Exchange Agreement - Page 24

                      RESCISSION AGREEMENT

         This Rescission Agreement ("Agreement") is dated as of the ___ day of March 1995, by and among Pathfinder Corporation, a Nevada corporation ("Pathfinder"), Pegasus Ventures, Inc., a Texas corporation ("Pegasus") and Zearl T. Young, a New Mexico corporation ("ZTY").

     WHEREAS, Pathfinder, Pegasus and ZTY have entered into a certain Stock Exchange Agreement, dated as of February 28, 1995 (the "Exchange Agreement"; capitalized terms used herein and otherwise undefined shall have the meanings given to such terms in the Exchange Agreement); and

     WHERAS, Pathfinder, Pegasus and ZTY mutually desire to provide for the rescission of the Exchange Agreement in the event that certain circumstances occur as set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, Pathfinder, Pegasus and ZTY hereby agree as follows:

     1. In the event that Pegasus reasonably determines that (i) Pathfinder did not have the full power and authority to enter into the Exchange Agreement,
(ii) the execution and delivery of the Exchange Agreement by Pathfinder and the consummation of the transactions contemplated therein were not duly authorized by all necessary corporate action on the part of Pathfinder or (iii) the Exchange Agreement is otherwise unlawful or unenforceable, the Exchange Agreement and the transactions contemplated thereby shall be rescinded and shall be of no further force or effect. In the event of such rescission, Pathfinder shall transfer the ZTY Control Shares, free of any liens or encumbrances, to Pegasus and Pegasus shall transfer the Pathfinder Stock, free of any liens or encumbrances, to Pathfinder.

     2. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     3. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                                   PATHFINDER CORPORATION

                                                   By: /s/ James M. Richards
                                                   -------------------------
                                                   James M. Richards, President